EXHIBIT 24

                          SPECIAL POWER OF ATTORNEY


	The undersigned hereby appoint Walter G. Mize and Harold L. Gilliam, and each of them severally, as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission the Annual Report on Form 10-K of United Heritage Corporation (the "Form 10-K") for the fiscal year ended March 31, 1999, with said attorneys and agents to have full power and authority to do and perform in the name of and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, such power to extend to the execution of any amendment to the Form 10-K.

	Executed this 18th day of June, 1999.

                                                /s/ Walter G. Mize
                                                ------------------
                                                Walter G. Mize



                                                /s/ C. Dean Boyd
                                                ----------------
                                                C. Dean Boyd



                                                /s/ Harold L. Gilliam
                                                ---------------------
                                                Harold L. Gilliam



                                                /s/ Joe Martin
                                                --------------
                                                Joe Martin



                                                /s/ Theresa D. Turner
                                                ---------------------
                                                Theresa D. Turner